Exhibit 20.1


CHASE MANHATTAN GRANTOR TRUST 1996-B


From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   1 Beginning Date               09/01/1996
Collection Period   1 End Date                     09/30/1996
Determination Date                                 10/10/1996
Distribution Date                                  10/15/1996


I.    Monthly Principal and Principal Carryover Shortfall to Certificateholders
      (Per $1000 of Original Principal Amount)


      A. Class A                          30.768518992
      B. Class B                          30.768518972


II.   Monthly Interest and Unpaid Interest to Certificateholders
      (Per $1000 of Original Principal Amount)

      A. Class A                                                           5.508333336
      B. Class B                                                           5.633333406

III.  Servicing Fee Summary

      A. Loan Servicing Fee Disbursement                                $ 1,270,122.59
      B. Late Fees                                                              $ 0.00
      C. Net Investment Earnings on Certificate Account                         $ 0.00
      D. Total Servicing Fee                                               0.833333331
         (per $1000 of Original Principal Amount)

IV.   Pool Factor Information

      A. Certificate Principal Balance

         1. Class A                                                 $ 1,432,933,249.01
         2. Class B                                                    $ 44,318,109.47

      B. Initial Certificate Balance

         1. Class A                                                 $ 1,478,422,107.71
         2. Class B                                                    $ 45,725,000.00

      C. Pool Factor (Lines A / B)

         1. Class A                                                       0.9692314810
         2. Class B                                                       0.9692314810


V.    Pool Balance at the end of the Collection Period              $ 1,477,251,358.48

VI.   Realized Losses for Collection Period                                     $ 0.00


                                                                   Page    2
From: Chase Manhattan Bank USA, N.A.

To:   Norwest Bank Minnesota, N.A.


                   MONTHLY CERTIFICATEHOLDER'S REPORT
                   ----------------------------------

Collection Period   1 Beginning Date               09/01/1996
Collection Period   1 End Date                     09/30/1996
Determination Date                                 10/10/1996
Distribution Date                                  10/15/1996


VII.  Carryover Shortfall Information

      A. Principal Carryover Shortfall

         1. Class A                                                             $ 0.00
         2. Class B                                                             $ 0.00

      B. Interest Carryover Shortfall

         1. Class A                                                             $ 0.00

         2. Class B                                                             $ 0.00


VIII. Reserve Account Balance After Disbursement                       $ 34,769,791.17

IX.   Specified Reserve Account Balance for Next Distribution Date     $ 48,010,669.15

X.    Aggregate Repurchase Amount for Collection Period                         $ 0.00

XI.   Outstanding Advance Summary

      A. From Prior Period                                                      $ 0.00
      B. From Current Period                                            $ 1,399,792.52
      C. Change in Amount Between Periods (Lines B - A)                 $ 1,399,792.52
